As filed with the Securities and Exchange Commission on July 23, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EASTGROUP PROPERTIES, INC.

(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	13-2711135 (I.R.S. Employer Identification No.)

300 One Jackson Place

188 East Capitol Street

Jackson, Mississippi 39201

(601) 354-3555

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

David H. Hoster II, President and Chief Executive Officer

EastGroup Properties, Inc.

300 One Jackson Place

188 East Capitol Street

Jackson, Mississippi 39201

(601) 354-3555

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Michael C. Donlon, Esq.

Jaeckle Fleischmann & Mugel, LLP

12 Fountain Plaza

Buffalo, New York 14202-2292

(716) 856-0600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $.0001 par value	500,000	$ 45.61	$ 22,805,000	$ 700.12

(1)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, upon the basis of the average of the high and low sale prices reported in the consolidated reporting system of the New York Stock Exchange as of July 19, 2007.

PROSPECTUS

DIVIDEND REINVESTMENT PLAN

500,000 SHARES OF COMMON STOCK

This prospectus relates to up to an aggregate of 500,000 shares of common stock, par value $0.0001 per share, of EastGroup Properties, Inc. that may be offered in connection with our Dividend Reinvestment Plan, or the “Plan.” The Plan supersedes and replaces the Dividend Reinvestment Plan that was established on June 13, 1997. The Plan is designed to be an economical and convenient method for existing stockholders to increase their holdings of our common stock.

If you are an existing holder of our common stock, you may elect to have all or a portion of your cash dividends automatically invested in additional shares of our common stock at the market price, without payment of any brokerage or service charge.

You should carefully read this prospectus to find out more about the Plan. If you are a participant in the original Dividend Reinvestment Plan and you wish to continue your participation in the Plan, you do not need to do anything at this time. If, after reviewing this prospectus, you do not wish to continue participation in the Plan, you should contact the Plan Administrator. Your participation in the Plan is entirely voluntary, and you may terminate your participation at any time. If you do not elect to participate in the dividend reinvestment portion of the Plan, you will continue to receive cash dividends, if and when declared by our board of directors, in the usual manner.

Investing in shares of our common stock involves risks. You should consider certain risk factors before enrolling in the Plan. See “Risk Factors” beginning on page 2 of this prospectus for more information.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is July 20, 2007.

ABOUT THIS PROSPECTUS

We have not authorized anyone to provide you with different or inconsistent information from that contained in this prospectus and the documents incorporated herein by reference. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus is accurate only as of the date hereof and that the documents incorporated herein by reference are accurate only as of the date that such documents were filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since these dates. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the shares of common stock offered hereby, or an offer to sell, or a solicitation of an offer to buy, such shares in any jurisdiction in which, or to any person to whom, such offer or solicitation would be unlawful.

This prospectus and the documents incorporated herein by reference summarize material provisions of certain contracts and other documents. These are summaries only, and you may wish to review the full text of those documents for a full understanding of their terms and conditions.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “EastGroup,” “we,” “us,” “our” and similar references mean EastGroup Properties, Inc. and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement that we have filed with the SEC covering the common stock that may be offered under this prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about the common stock.

Additionally, we file annual, quarterly and current reports, proxy statements and other information with the SEC, all of which are made available, free of charge, on our web site at www.eastgroup.net as soon as reasonably practicable after they are filed with, or furnished to, the SEC. You can review our SEC filings and the registration statement by accessing the SEC’s web site at www.sec.gov. You also may read and copy the registration statement and any reports, statements or other information on file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. Our filings with the SEC are also available through the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

This prospectus does not contain all the information set forth in the registration statement. We have omitted certain parts consistent with SEC rules. For further information, please see the registration statement.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain important information about us. This means that the information in this prospectus may not be complete, and you should read the information incorporated by reference for more detail. We incorporate by reference in two ways. First, we list certain documents that we have already filed with the SEC. The information in these documents is considered part of this prospectus. Second, we may in the future file additional documents with the SEC. When filed, the information in these documents will update and supersede the current information in, and be incorporated by reference in, this prospectus.

We incorporate by reference the documents listed below, and any other documents we file with the SEC under Section 13(a), 13(c), 14 or 15 of the Securities Exchange Act of 1934 after the date of this prospectus and before the termination of the offering:

•	our Annual Report on Form 10-K for the year ended December 31, 2006;
•	our Quarterly Report on Form 10-Q for the three months ended March 31, 2007;
•	our Current Reports on Form 8-K dated April 12, 2007, June 5, 2007 and July 16, 2007;
•	the description of our common stock contained in our registration statement on Form 8-B, filed on June 5, 1997, and all amendments and reports updating that description.

You may request a free copy of these filings (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address and telephone number:

EastGroup Properties, Inc.
Attention: Investor Relations
300 One Jackson Place
188 East Capitol Street
Jackson, MS 39201-2195
(601) 354-3555

EASTGROUP PROPERTIES, INC.

We are an equity real estate investment trust, or REIT, focused on the development, acquisition and operation of industrial properties in major Sunbelt markets throughout the United States with an emphasis in the states of Florida, Texas, Arizona and California. Our goal is to maximize shareholder value by being the leading provider in our markets of functional, flexible, and quality business distribution space for location sensitive customers primarily in the 5,000 to 50,000 square foot range. Our strategy for growth is based on ownership of premier distribution facilities generally clustered near major transportation features in supply-constrained submarkets. As of March 31, 2007, our portfolio included 22.9 million square feet of real estate properties with an additional 1.6 million square feet under development. As of March 31, 2007, our properties were approximately 96.7% leased.

We are a corporation organized under the laws of the State of Maryland. Our principal executive offices are located at 300 One Jackson Place, 188 East Capitol Street, Jackson, Mississippi 39201-2195, and our telephone number is (601) 354-3555. We also have a web site at www.eastgroup.net. Information contained on our web site is not and should not be considered a part of this prospectus.

Additional information regarding us, including our audited financial statements, is contained in the documents incorporated by reference in this prospectus. Please also refer to the section entitled “Where You Can Find More Information” on page 1.

RISK FACTORS

Our business is subject to significant risks. You should carefully consider the risks and uncertainties described in this prospectus and the documents incorporated by reference herein, including the risks and uncertainties described under the caption “Risk Factors” included in our Annual Reports on Form 10-K and updated in our Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus. The risks and uncertainties described in this prospectus and the documents incorporated by reference herein are not the only ones facing us. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus or the documents incorporated by reference herein actually occur, our business, financial condition and results of operation could be materially and adversely affected. If this were to happen, the value of our common stock could decline significantly, and you may lose part or all of your investment.

FORWARD-LOOKING STATEMENTS

This prospectus, the documents incorporated by reference in this prospectus and other written reports and oral statements made from time to time by the Company may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include statements with respect to our financial condition, results of operations and business and on the possible impact of this offering on our financial performance. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions as they relate to us or our management, are intended to identify forward-looking statements.

Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Investors are cautioned not to place undue reliance on such statements, which speak only as of the date the statements were made.

Among the factors that could cause actual results to differ materially are: national, regional and local economic climates, changes in financial markets, interest rates, increased or unanticipated competition for our properties, risks associated with acquisitions, maintenance of our REIT status, availability of financing and capital, changes in demand for developed properties, and other risks detailed from time to time in the reports filed with the SEC by us.

Except for ongoing obligations to disclose material information as required by the federal securities laws, we do not undertake any obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of the filing of this prospectus or to reflect the occurrence of unanticipated events.

DESCRIPTION OF THE PLAN

The following questions and answers constitute our Dividend Reinvestment Plan and explain how it works. If you are a stockholder and do not participate in this Plan, you will continue to receive cash dividends in the usual manner, as we declare and pay them. In the Plan, we refer to our current stockholders who participate in this Plan as “participants.”

Purpose

1.     What is the purpose of the Plan?

The purpose of the Plan is to provide owners of our common stock with a convenient and economical way of reinvesting cash dividends in new shares of our common stock at a price equal to market value without payment of any brokerage commission, service charge or other expense. Since new shares of common stock will be purchased by the Plan Administrator from us, we will receive additional funds which will be used for general corporate purposes, including, without limitation, the acquisition and development of real estate properties, the repayment of debt and to fund working capital requirements.

Advantages

2.     What are the advantages of the Plan?

You can reinvest cash dividends paid on some or all of your shares of our common stock. See questions 4 through 6 for information on who is eligible to participate and how to participate in the Plan. The price of the common stock purchased with cash dividends will be one hundred percent of the market price (determined as set forth in the response to Question 13).

You will not be required to pay any brokerage commission, service charge or other expense in connection with purchases under the Plan. You may reinvest all cash dividends because the Plan allows you to purchase fractional shares of common stock. Dividends on fractional Plan shares, as well as on whole Plan shares, will be reinvested in additional shares which we will credit to your Plan account.

The Plan Administrator, at no charge to you and at your election, either sends certificates to you or provides for the safekeeping of common stock certificates for shares credited to each Plan account. As a participant in the Plan, you may also elect to deposit with the Plan Administrator certificates for your other shares of our common stock registered in your name for safekeeping without charge, as more fully explained in the answer to Question 19.

We will send you periodic statements showing current account information, including purchases of common stock held in your Plan account and your most recent Plan account balance. This simplifies your record keeping.

Administration

3.     Who administers the Plan?

Wells Fargo Shareowner Services, a division of Wells Fargo Bank, N.A., the transfer agent for our common stock, administers the Plan for participants, maintains records, provides regular account statements to participants, and performs other duties relating to this Plan. You can contact the Plan Administrator at:

Plan Requests should be mailed to:

Wells Fargo Shareowner Services
P.O. Box 64856
St. Paul, MN 55164-0856

Certified/Overnight Mail:

Wells Fargo Shareowner Services
161 North Concord Exchange
South St. Paul, MN 55075-1139

General Information:

Fax: 651-450-4085

Toll Free: 1-800-468-9716

Telephone: 651-450-4064 (outside the United States)

An automated voice response system is available 24 hours a day, 7 days a week. Customer Service Representatives are available from 7:00 a.m. to 7:00 p.m., Central Standard Time, Monday through Friday.

Internet:

General Inquiries - www.wellsfargo.com/shareownerservices

Eligibility and Participation

4.     Who is eligible to participate?

If you own our common stock in your own name as a “record owner,” you are eligible to participate directly in this Plan. You are a “beneficial owner” if your stock is held in a brokerage account or in the name of a bank, broker or other nominee. If you are a beneficial owner, you can participate in the Plan in one of two ways. You can participate directly in the Plan by becoming a record owner. You can do this by having one or more shares of our stock transferred into your own name from that of your bank, broker or other nominee. You may also ask the bank, broker or other nominee who is the record owner to participate on your behalf. Except for instructions received from brokers and bank nominees, we cannot recognize instructions received from anyone acting as an agent on behalf of other participants in this Plan.

5.     Are there limitations on participation in the Plan other than those described above?

Regulations in certain countries may limit or prohibit participation in this type of Plan. Accordingly, persons residing outside the United States who wish to participate in the Plan should first determine whether they are subject to any governmental regulations prohibiting their participation.

We may, for any reason or no reason, decide not to allow you to participate in the Plan even if you qualify for participation in this Plan. For example, some stockholders may be residents of jurisdictions in which we determine that it may not be legally or economically practical to offer our stock under this Plan. We may preclude residents of those jurisdictions from participating in this Plan.

We may also limit participation by some stockholders in order to maintain our tax-advantaged status as a REIT. In order for us to maintain our qualification as a REIT, not more than 50% in value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals, as determined under the Internal Revenue Code. We may terminate your participation in this Plan at any time by sending you written notice of the termination. We would do this if your participation would violate restrictions contained in our charter which are designed to assure compliance with the restrictions of the Internal Revenue Code. Our charter prohibits any stockholder, directly or indirectly, from beneficially owning more than 9.8%, in value or in number, of our outstanding stock.

If you attempt to transfer or acquire any shares of our capital stock that would result in direct or indirect ownership of our capital stock in excess of this ownership limit, or if the transfer or acquisition would for any other reason result in disqualification of EastGroup as a REIT, the transfer or acquisition will be null and void. Our charter provides that our capital stock subject to this limitation is subject to the automatic conversion of the shares purported to be transferred in excess of the ownership limit into Excess Stock, shares with no voting and distribution rights, and to various rights of EastGroup to enforce the ownership limitation, including transfer of the shares to a trust. We may invalidate any purchases made under this Plan that, in our sole discretion, may violate the 9.8% ownership limit.

You cannot transfer your right to participate in this Plan except by transferring your interest in our stock to another person.

6.     How does an eligible stockholder become a participant?

If you are a record owner of our common stock, you may join the Plan by completing and signing an Account Authorization Form and returning it to the Plan Administrator (see Question 3). If the shares of common stock of an eligible participant are registered in more than one name (e.g., joint tenants, trustees, etc.), all registered holders must sign the Authorization Form.

If you are a beneficial owner and wish to join the Plan, you must contact your bank, broker or other nominee to arrange participation in the Plan on your behalf. To facilitate participation by beneficial owners, we have made arrangements with the Plan Administrator to reinvest dividends by record owners such as brokers, banks and other nominees, on behalf of beneficial owners.

Alternatively, if you are a beneficial owner of our stock, you may simply request that the number of shares of our stock you wish to be enrolled in this Plan be reregistered by the bank, broker or other nominee in your own name as record owner. You can then participate in the Plan directly. You should contact your bank, broker or nominee for information on how to reregister your shares.

7.     What alternatives does the Authorization Form provide?

The Authorization Form allows you to decide the extent of your participation in this Plan. By checking the appropriate box on the form, you indicate which features of the Plan you will use.

Full Reinvestment of Distributions:    Select this option if you wish to reinvest the dividends on all shares of our common stock registered in your name, including book-entry (DRS), as well as on all stock credited to your Plan account.

Partial Reinvestment of Distributions:    Select this option if you wish to reinvest the dividends on a specified number of shares of our common stock registered in your name, including book-entry (DRS), and continue to receive cash dividends on the other shares of our common stock.

Cash dividends on shares of common stock credited to your Plan account are automatically reinvested to purchase additional shares of common stock.

You can have your cash dividends not being reinvested transferred directly to your bank for deposit. For electronic direct deposit of dividend funds, you should contact the Plan Administrator to request a Direct Deposit of Dividends Authorization Form. The completed form should be returned to the Plan Administrator with a voided check for checking accounts or savings deposit slip for savings accounts. If the shares of common stock are registered in more than one name, all registered holders must sign the form.

Stockholders who do not wish to participate in the Plan will receive cash dividends, as declared, by check or direct deposit as usual.

8.     How can I change my reinvestment option?

You may change your reinvestment option at any time by calling or by sending written notice to the Plan Administrator (see Question 3). Notices received on or before a dividend record date will be effective for that dividend. Notices received after a dividend record date will not be effective until after that dividend has been paid.

9.     Is partial participation possible under the Plan?

Yes. Participants may designate any desired number of their shares for which dividends are to be reinvested on the Authorization Form under “Partial Dividend Reinvestment.” Dividends will thereafter be reinvested only on the number of shares specified, and the record owner or beneficial owner, as the case may be, will continue to receive cash dividends on the remainder of the shares.

10.   When may an eligible stockholder join the Plan?

You may join the plan at any time. If an Authorization Form specifying “Full or Partial Dividend Reinvestment” is properly completed and received by the Plan Administrator on or before the record date established for the payment of a particular dividend, reinvestment of dividends will commence with that dividend payment. Dividend payment dates normally occur on a business day in the fourth week of March, June, September and December. If the Authorization Form is received by the Plan Administrator after the record date established for the payment of a particular dividend, then the reinvestment of dividends will not begin until the dividend payment date following the next record date. Based on the current dividend payment schedule, the dates by which a participant’s Authorization Form should be received are shown below:

To Invest Dividend Normally Paid During:	Authorization Form Normally Must Be Received By the Record Date on or About:
March	March 15
June	June 16
September	September 16
December	December 16

The payment of dividends is at the discretion of EastGroup’s Board of Directors and will depend upon future earnings, the financial condition of EastGroup and other factors. The Board of Directors may change the amount and timing of dividends at any time without notice.

11.   Are there Plan transactions I can request by telephone?

Yes. If you have established automated privileges, you can:

•	change dividend reinvestment option (for example, from full to partial reinvestment);
•	sell some or all of the Plan shares if the current market value of the shares to be sold is $25,000 or less; and
•	request a certificate for some or all full shares in the Plan, but only if the current market value of the shares to be issued is $50,000 or less.

To establish automated privileges, please call the Plan Administrator and request an Automated Request Authorization Form.

Purchases

12.   What is the source of shares to be purchased under the Plan?

Shares of common stock purchased through the Plan will be newly issued shares purchased directly from EastGroup.

13.   What will be the price to participants of shares purchased under the Plan?

Shares of common stock purchased through the Plan with reinvested dividends will be acquired at a price to you equal to the average of the daily high and low sales prices of the shares of common stock as reported on the New York Stock Exchange on the dividend payment date or if our common stock is not traded on that day, on the preceding day on which the common stock has been traded.

14.   How many shares of common stock will I be purchasing through the Plan?

The number of shares of common stock that you purchase will be determined by the amount of dividends you reinvest, including dividends on stock credited to your Plan account, and the price of the shares of common stock. Your Plan Account will be credited with the number of shares of common stock, including fractional shares of common stock computed to three decimal places, equal to the amount of the dividends to be reinvested divided by the applicable purchase price.

Selling Shares of Common Stock Held in the Plan

15.   Can I sell shares of common stock held in a Plan Account?

Yes. You can sell shares at any time by contacting the Plan Administrator. Please remember that if you elect to sell your stock through the Plan Administrator, the price of our common stock may decline during the period between your request for sale, the Plan Administrator’s receipt of your request, and the date of the sale in the open market. The Plan Administrator will make every effort to process your sale order on the next business day following receipt of your properly completed request (sale requests involving multiple transactions may experience a delay). The Plan Administrator will not be liable for any claim arising out of failure to sell stock on a certain date or at a specific price. You should carefully evaluate this risk, which you bear. The Plan Administrator cannot stop or cancel any outstanding sales or issuance requests. All requests are final.

The Plan Administrator is authorized to choose a broker/dealer, including an affiliated broker/dealer, at its sole discretion to facilitate sales of common stock by Plan participants. The Plan Administrator will furnish the name of the registered broker/dealer, including any affiliated broker/dealer, utilized in share transactions within a reasonable time upon written request from the participant.

Participants requesting to sell all shares in the Plan Account between a dividend record date and the dividend payment date will be processed; however, the participant may receive additional dividend reinvestment shares.

Alternatively, you may choose to sell shares through a stockbroker. You will have to provide the stockbroker with the Plan Account statement or request a certificate for shares from the Plan Administrator prior to such sale.

Costs

16.   What are the fees associated with participation?

You will incur no brokerage commissions, service charges or other expenses for purchases made under the Plan. You will be charged service and brokerage commission fees for sales made under the Plan or in the event of the termination of your Plan account. Any other costs of administration of the Plan will be borne by EastGroup.

Dividend Reinvestment
• transaction fee	Company paid
• brokerage commission	Company paid
Sales
• transaction fee	$15.00 per sale
• direct deposit fee	$5.00 per request
• brokerage commission	$0.10 per share
Prior Year Duplicate Statements	$15.00 per year

Reports to Participants

17.   What kind of reports will be sent to participants in the Plan?

As soon as practicable after each dividend payment date, you will receive a statement showing the total dividend, amount of the dividend reinvested, the purchase price per share of common stock, the number of shares of common stock purchased, the number of shares of common stock in your Plan Account, the number of shares of common stock represented by certificates or Direct Registration held by you and the total number of shares of common stock owned by you. These statements are a continuing record of the cost of purchases under the Plan and should be retained for tax purposes. In addition, you will receive copies of our annual and other reports to stockholders, proxy statements and income tax information for reporting dividends.

Stock Certificates

18.   Will certificates be issued to participants for common stock purchased under the Plan?

Normally, common stock purchased under the Plan will be credited to your Plan Account and will be shown on your statement of account as noncertificated shares of common stock. However, you may at any time request that the Plan Administrator issue a certificate for any whole number of shares of common stock, up to the number of full shares credited to your Plan account. We will not issue certificates for fractional shares of common stock under any circumstances. If you request a certificate for all of the shares of common stock in your Plan Account, you will receive cash for the fractional shares of common stock based on the then market value of such fractional shares.

We reserve the right at any time to issue certificates or Direct Registration shares to participants for any shares of common stock in their Plan Accounts.

Dividends on any shares of common stock remaining in your Plan Account after issuance of certificates will continue to be reinvested in additional shares of common stock until participation in the Plan is terminated. Dividends on shares of common stock represented by certificates will be paid by check or direct deposit as usual unless and until you submit an Authorization Form to reinvest dividends on such shares of common stock. See Questions 20 and 21 for information on termination of participation in the Plan.

19.   May shares of common stock held in certificate form be deposited in a Participant’s Plan Account?

Yes. You may transfer other shares of our common stock that are registered in your name to your Plan account at no cost. This eliminates the need for safekeeping of the certificates for those shares. If you send certificates to the Plan Administrator, please send them registered mail or certified mail, return receipt requested, properly insured, because you will bear the risk if the certificates are lost or stolen in transit. You may mail certificates to the Plan Administrator as indicated in Question 3.

When necessary, you can simply request that certificates be issued as your needs require. Dividends on shares of common stock evidenced by certificates deposited in accordance with the Plan will automatically be reinvested in common stock whether or not you previously authorized reinvestment of dividends with respect to those shares.

Modification or Termination by a Participant

20.   How does a participant change or terminate participation in the Plan?

You may change your participation in the Plan from partial to total dividend reinvestment, from total to partial dividend reinvestment or simply change the number of shares of common stock which are enrolled in dividend reinvestment by telephoning the Plan Administrator, if automated privileges have been established, or by executing and delivering a new Authorization Form to the Plan Administrator. Notices to change or discontinue dividend reinvestment received by the Plan Administrator on or before any record date for dividend payment will be effective as of that date.

You may terminate participation in the Plan by notifying the Plan Administrator in writing to that effect. Notices will be effective only upon receipt by the Plan Administrator. If your request to terminate from the Plan is received on or after a dividend record date, but before the dividend payment date, the termination will be processed as soon as practicable, and a separate dividend check will be mailed. Future dividends will be paid by check. In order to re-enter the Plan after termination, a stockholder must complete and submit a new Authorization Form (see Question 6).

A participant’s request to terminate participation in the Plan should specify whether to:

•	convert all full Plan shares to Direct Registration and sell the remaining fraction,
•	sell all Plan shares, or
•	convert a specified number of full Plan shares to Direct Registration and sell the remaining shares.

If no election is made in the request for termination, full Plan shares will be converted to Direct Registration and a check will be issued for net proceeds of the fractional share.

You will receive a check or direct deposit less services and brokerage commission fees in the amount of any fractional or full shares sold. Future dividends will be paid by check.

Participants requesting to transfer all shares in the Plan Account between the applicable record date and dividend payment date will be processed; however, the Plan Account will not be terminated. Participants may receive additional dividend reinvestment shares which will require a written request to transfer the additional shares.

Participation in the Plan may be terminated if you do not have at least one full share registered in your name or in the Plan Account.

21.   What happens to the noncertificated shares of common stock held in the Plan Account when a participant terminates participation in the Plan?

Full Direct Registration shares for the shares of common stock held in the Plan Account will be issued to you upon written request to the Plan Administrator. No fractional shares of common stock will be issued. Participants will receive, in cash, the market value of any fractional shares of common stock (see Question 18).

Important Tax Consequences

22.   What are the federal income tax consequences of participation in the Plan?

The following discussion summarizes the principal federal income tax consequences of participating in the Plan and does not constitute tax advice. All participants are urged to consult their own tax advisors to determine the particular tax consequences that may result from their participation in the Plan and the subsequent disposal by them of shares purchased under the Plan. The summary does not address the special tax consequences that may be applicable to you if you are subject to special tax treatment (including as a tax-exempt organization, broker dealer, or a foreign shareholder). You should consult with your own tax advisor for further information with respect to the federal, foreign, state, and local tax consequences of your participation in the Plan.

The summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), current, temporary and proposed Treasury regulations thereunder, the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service (including its practices and polices as endorsed in private letter rulings, which are not binding on the Internal Revenue Service except with respect to the taxpayer that receives the ruling), and court decisions, all as of the date of this prospectus. Future legislation, Treasury Regulations, administrative interpretations or court decisions could significantly change the current law or adversely affect existing interpretations of current law. Any change could apply retroactively to transactions preceding the date of the change.

Dividend Reinvestment.    In general, if you enroll in the Plan, as of the date of this prospectus, your reinvested dividends will be treated for federal income tax purposes in the same manner they would have been treated had you received such dividends in cash on the applicable dividend payment date. Even though you are not actually receiving any direct cash payment, you are treated as if you were paid the cash dividend and then used it to buy the additional stock you acquired.

In the case of reinvested dividends used to purchase stock directly from us, you will be treated as having received a distribution for federal income tax purposes equal to the fair market value of the stock that you acquire through the Plan. The fair market value of such shares will equal the average of the highest and lowest prices for our common stock on the New York Stock Exchange on the applicable dividend payment date. Your tax basis in common stock acquired through dividend reinvestment will equal the amount treated as a distribution for federal income tax purposes.

Holding Period.    The holding period for stock purchased with dividends begins on the day after the applicable investment date.

Classification of Distributions.    Distributions with respect to your stock will be taxable as ordinary dividend income for federal income tax purposes to the extent made out of our current or accumulated earnings and profits. Amounts treated as dividends received from REITs are generally not eligible for the reduced rates (15%) for corporate dividends received by individuals and certain other noncorporate U.S. shareholders in the years 2003 through 2010. Distributions in excess of our current or accumulated earnings and profits will be treated for federal income tax purposes as a return of capital. The amount of a return of capital would first reduce the tax basis of the common stock to which the distribution is attributable to the extent of that tax basis, and the excess, if any over such tax basis would be treated as a gain from the disposition of such stock. In the event that we designate a part or all of the amount distributed as a capital gain dividend, the amount so designated should be treated by you as long-term capital gain.

Gain or Loss from Sale of Stock.    You will recognize gain or loss when a fractional share interest is liquidated or when you sell or exchange common stock. The amount of gain or loss will equal the difference between the amount you receive for the fractional share interest or the common stock and the tax basis for the fractional share or common stock. We urge you to save your account statements in order to calculate your tax basis per share of common stock. The Plan Administrator will charge you a fee for copies of past account statements.

23.   What provision is made for stockholders subject to income tax withholding?

If you are a foreign stockholder whose dividends are subject to United States income tax withholding, or a domestic stockholder whose dividends are subject to backup withholding taxes, the Plan Administrator will reinvest an amount equal to the dividends less the amount of any tax required to be withheld. We will have amounts withheld from dividends paid to the United States Treasury and the respective participants will be advised of the amounts withheld.

Foreign stockholders who elect to make optional cash investments only will continue to receive cash dividends on stock registered in their names in the same manner as if they were not participating in this Plan. Funds for optional cash investments must be in United States dollars, drawn on a United States bank, and will be invested in the same way as payments from other participants.

Other Information

24.   What happens if EastGroup issues a stock dividend or declares a stock split?

Any shares of common stock resulting from a stock dividend or from a stock split with respect to shares of common stock subject to the Plan will be added to the participant’s Plan Account.

25.   How will a participant’s shares of common stock in a Plan Account be voted at a meeting of stockholders?

For any meeting of stockholders, you will be sent proxy material for that meeting covering all of the shares of common stock, both certificated and noncertificated, which you own on the record date for the meeting. You may vote all of your shares of common stock in person or by proxy.

26.   May I pledge shares in my Plan Account?

No. You may not pledge any shares of our stock that you hold in your Plan Account. Any pledge of shares in a Plan Account is null and void. If you wish to pledge shares, you must first withdraw those shares from the Plan and request that the Plan Administrator send you certificates for those shares.

27.   What are the responsibilities of EastGroup and the Plan Administrator under the Plan?

In administering the Plan, neither EastGroup, the Plan Administrator nor any agent for either, in administering the Plan, is liable for any act done in good faith or for any good faith omission to act,

including, without limitation, any claim of liability: (i) arising out of the failure to terminate a participant’s account upon such participant’s death prior to receipt by the Plan Administrator of notice in writing of such death; (ii) with respect to the prices and times at which shares of common stock are purchased for a participant; or (iii) with respect to any fluctuation in market value before or after any purchase of shares of common stock.

The Plan Administrator is acting solely as agent of EastGroup and owes no duties, fiduciary or otherwise, to any other person by reason of this Plan, and no implied duties, fiduciary or otherwise, shall be read into this Plan.

The Plan Administrator undertakes to perform such duties and only such duties as are expressly set forth herein, to be performed by it, and no implied covenants or obligations shall be read into this Plan against the Plan Administrator or EastGroup.

In the absence of negligence or willful misconduct on its part, the Plan Administrator, whether acting directly or through agents or attorneys, shall not be liable for any action taken, suffered, or omitted or for any error of judgment made by it in the performance of its duties hereunder. In no event shall the Plan Administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profit), even if the Plan Administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The Plan Administrator shall: (i) not be required to and shall make no representations and have no responsibilities as to the validity, accuracy, value or genuineness of any signatures or endorsements, other than its own; and (ii) not be obligated to take any legal action hereunder that might, in its judgment, involve any expense or liability, unless it has been furnished with reasonable indemnity.

The Plan Administrator shall not be responsible or liable for any failure or delay in the performance of its obligations under this Plan arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities; computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that the Plan Administrator shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Neither the directors, officers nor stockholders of EastGroup shall have any personal liability under the Plan.

You should recognize that neither EastGroup nor the Plan Administrator can provide any assurance of a profit or protection against loss on any shares of common stock purchased or sold by you under the Plan.

28.   May the Plan be changed or discontinued?

While we currently intend to continue this Plan indefinitely, we may amend, suspend, modify or terminate this Plan at any time. We will send you notice of any amendment, suspension, modification or termination.

29.   Who interprets and regulates the Plan?

Any questions of interpretation arising under this Plan will be determined by EastGroup and any determination will be final. We may adopt rules and regulations to facilitate the administration of this Plan. Any action to effectuate the Plan taken by EastGroup or the Plan Administrator in the good faith exercise of its judgment will be binding on participants. The terms and conditions of this Plan and its operation will be governed by the laws of the State of Maryland.

DIRECT REGISTRATION

We are a participant in the Direct Registration System (“DRS”). DRS is a method of recording shares of stock in electronic, or book-entry, form, meaning your shares are registered in your name on the books of EastGroup without the need for physical certificates. Shares held in book-entry have all the traditional rights and privileges of shares held in certificate form.

DRS eliminates the risk and cost of storing certificates, while enabling you to maintain the benefits of direct ownership, including the ability to participate in the Plan. You may at any time choose to have all or a portion of your book-entry shares transferred to your broker electronically by contacting your broker/dealer. When using your broker to facilitate a share transfer, provide them with a copy of your DRS account statement.

Shares of EastGroup stock that are issued in the future will be issued in book-entry form rather than physical certificates unless you specify otherwise. You may convert any stock certificate(s) you currently hold to book-entry form, by sending the stock certificate(s) to the Plan Administrator with a request to deposit them to your DRS account. There is no cost to you for this custodial service.

USE OF PROCEEDS

We will use the net proceeds from the sale of common stock purchased through this Plan for general corporate purposes, including, without limitation, the acquisition and development of real estate properties, the repayment of debt and to fund working capital requirements.

EXPERTS

The consolidated financial statements and schedules of EastGroup Properties, Inc., as of December 31, 2006 and 2005, and for each of the years in the three-year period ended December 31, 2006, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters, including the validity of the shares of our common stock offered through this Plan, will be passed upon for us by Jaeckle Fleischmann & Mugel, LLP, Buffalo, New York.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

500,000 Shares

EASTGROUP PROPERTIES, INC.

DIVIDEND REINVESTMENT PLAN

Common Stock

CUSIP 277276 10 1

PROSPECTUS

July 20, 2007

PART II	INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts  shown are estimates, except the SEC registration fee.

SEC Registration fee	$700.00
Accountants’ fees and expenses	5,000.00
Legal fees and expenses	7,000.00
Printing fees	5,000.00
Miscellaneous	7,300.00
Total	$25,000.00

Item 15.	Limitation of Liability and Indemnification of Directors and Officers.

Maryland law permits a corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. The charter of EastGroup (the “Charter”) contains a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

Maryland law requires a corporation (unless its charter provides otherwise, which the Charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity, or in the defense of any issue, claim or matter in such a proceeding. The Charter contains a provision authorizing and requiring EastGroup to indemnify, to the fullest extent permitted by Maryland law, its directors and officers, whether serving EastGroup or, at its request, any other entity.

Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding unless it is established that:

•    the act or omission was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty,

•    the director or officer actually received an improper personal benefit in money, property or services, or

•    in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the prescribed standard of conduct is not met. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, Maryland law permits us to advance reasonable expenses to a director or officer upon receipt of (i) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (ii) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

EastGroup has entered into an indemnification agreement (the “Indemnification Agreement”) with each of its directors and officers, and the Board of Directors has authorized EastGroup to enter into an Indemnification Agreement with each of the future directors and officers of EastGroup. While Maryland law permits a corporation to indemnify its directors and officers; as described above, it also authorizes other arrangements for indemnification of directors and officers, including insurance. The Indemnification Agreement is intended to provide indemnification to the maximum extent allowed by the laws of the State of Maryland.

The Indemnification Agreement provides that EastGroup shall indemnify a director or officer who is a party to the Agreement (the “Indemnitee”) if he or she was or is a party to or otherwise involved in any proceeding by reason of the fact that he or she was or is a director or officer of EastGroup, or was or is serving at its request in a certain capacity of another entity, against losses incurred in connection with the defense or settlement of such proceeding. The provisions in the Indemnification Agreement are similar to those provided for under Maryland law. According to the Indemnification Agreement, however, an Indemnitee who pays any amount in settlement of a proceeding without EastGroup’s written consent is not entitled to indemnification.

Item 16.	Exhibits.
3.1	Articles of Incorporation (incorporated by reference to Appendix B to the Company’s Proxy Statement for its Annual Meeting of Stockholders held on June 5, 1997).
3.2	Bylaws of the Company (incorporated by reference to Appendix C to the Company’s Proxy Statement for its Annual Meeting of Stockholders held on June 5, 1997).
3.3	Amendment to Bylaws of the Company dated as of April 11, 2007 (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed April 12, 2007).
3.4	Amendment to Bylaws of the Company dated as of July 16, 2007 (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed July 16, 2007).
3.5	Articles Supplementary of the Company relating to the Series C Preferred Stock (incorporated by reference to Exhibit A to Exhibit 4 to the Company’s Form 8-A filed December 9, 1998).
3.6	Articles Supplementary of the Company relating to the 7.95% Series D Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3 to the Company’s Form 8-A filed June 6, 2003).
4.1

Rights Agreement dated as of December 3, 1998 between the Company and Harris Trust and Savings Bank, as Rights Agent (incorporated by reference to Exhibit 4 to the Company’s Form 8-A filed December 9, 1998).

4.2

First Amendment to Rights Agreement dated December 20, 2004 between the Company and Equiserve Trust Company, N.A. (now Computershare Limited), which replaced Harris Trust and Savings Bank, as Rights Agent (incorporated by reference to Exhibit 99.1 to the Company’s Form 8-K filed December 22, 2004).

4.3

Second Amendment to Rights Agreement dated as of July 23, 2007 between the Company and Wells Fargo Bank, National Association as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed July 23, 2007).

5.1	Opinion of Jaeckle Fleischmann & Mugel, LLP regarding legality of securities being registered (filed herewith).
8.1	Opinion of Jaeckle Fleischmann & Mugel, LLP regarding certain tax matters (filed herewith).
23.1	Consent of KPMG LLP (filed herewith).
23.2	Consent of Jaeckle Fleischmann & Mugel, LLP (included in Exhibits 5 and 8).
24	Powers of Attorney (included on signature page).
Item 17.	Undertakings.
(a)	The undersigned Registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)       That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)     That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)     That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)   Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jackson, State of Mississippi on July 20, 2007.

EASTGROUP PROPERTIES, INC.
By:	/s/ David H. Hoster II
David H. Hoster II Chief Executive Officer

POWERS OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of David H. Hoster II or N. Keith McKey his or her true and lawful attorney-in-fact and agent, each with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each attorney-in-fact and agent, full power and authority to do and perform each such and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and the foregoing Powers of Attorney have been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Leland R. Speed Leland R. Speed	Chairman of the Board	20 July 2007
/s/ David H. Hoster II David H. Hoster II	Chief Executive Officer, President and Director (Principal Executive Officer)	20 July 2007
/s/ N. Keith McKey N. Keith McKey, CPA	Executive Vice President, Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer)	20 July 2007
/s/ Bruce Corkern Bruce Corkern, CPA	Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	20 July 2007
/s/ D. Pike Aloian D. Pike Aloian	Director	20 July 2007
/s/ H.C. Bailey, Jr. H.C. Bailey, Jr.	Director	20 July 2007
/s/ Hayden C. Eaves III Hayden C. Eaves III	Director	20 July 2007
/s/ Frederic H. Gould Fredric H. Gould	Director	12 July 2007
/s/ Mary E. McCormick Mary E. McCormick	Director	12 July 2007
/s/ David M. Osnos David M. Osnos	Director	20 July 2007